Exhibit 99.1

1000 Louisiana, Suite 4300 Houston, TX 77002 713.584.1000
Targa Resources Partners LP Announces Pricing of Common Units
HOUSTON, August 10, 2010 — Targa Resources Partners LP (“Targa Resources Partners” or the “Partnership”) (NYSE: NGLS) announced today that it has priced an underwritten public offering of 6,500,000 common units representing limited partner interests at $24.80 per common unit. The offering is expected to close on or about August 13, 2010. The Partnership has also granted the underwriters a 30-day option to purchase up to 975,000 additional common units. The Partnership intends to use the net proceeds from the offering to reduce borrowings under its senior secured credit facility and for general partnership purposes, which may include redeeming or repurchasing some of its outstanding notes, working capital and acquisitions.
Wells Fargo Securities, BofA Merrill Lynch, Barclays Capital, Citi and Morgan Stanley are joint book-running managers for the offering.
When available, copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained free of charge by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov or from the underwriters as follows:
•	Wells Fargo Securities, Attn: Equity Syndicate Dept., 375 Park Avenue, New York, NY 10152. By telephone (800) 326-5897 or by email equity.syndicate@wellsfargo.com

•	BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department or email dg.prospectus_requests@baml.com

•	Barclays Capital, c/o Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717. By telephone (888) 603-5847 or by email barclaysprospectus@broadridge.com

•	Citi, Brooklyn Army Terminal, Attention: Prospectus Dept., 140 58th Street, 8th floor Brooklyn, NY 11220. By telephone (800) 831-9146 or by email batprospectusdept@citi.com

•	Morgan Stanley, Attn: Prospectus Department, 180 Varick Street, 2nd Floor New York, NY 10014. By telephone (866) 718-1649 or by email prospectus@morganstanley.com
The common units were offered and sold pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement.

About Targa Resources Partners
Targa Resources Partners was formed by Targa Resources, Inc. to engage in the business of gathering, compressing, treating, processing and selling natural gas and fractionating, treating and selling natural gas liquids and natural gas liquids products. Targa Resources Partners owns an extensive network of integrated gathering pipelines and natural gas processing plants and currently operates in the Permian Basin in West Texas, the Fort Worth Basin in North Texas and the Louisiana Gulf Coast primarily accessing the offshore region of Louisiana. Additionally, our natural gas liquids logistics and marketing assets are located primarily at Mont Belvieu and Galena Park near Houston, Texas and in Lake Charles, Louisiana with terminals and transportation assets across the United States. A subsidiary of Targa is the general partner of Targa Resources Partners.
Targa Resources Partners’ principal executive offices are located at 1000 Louisiana, Suite 4300, Houston, Texas 77002 and its telephone number is 713-584-1000.
Forward-Looking Statements
Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside Targa Resources Partners’ control, which could cause results to differ materially from those expected by management of Targa Resources Partners. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas and natural gas liquids, the timing and success of business development efforts; and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009 and other reports filed with the Securities and Exchange Commission. Targa Resources Partners undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Investor contact:
713-584-1133
Anthony Riley
Sr. Manager — Finance / Investor Relations
Matthew Meloy
Vice President — Finance and Treasurer